UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2022

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 14th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-2003

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Results of Annual Meeting of Shareholders

On May 17, 2022, Nuveen Churchill Direct Lending Corp. (the “Company”) held its virtual 2022 annual meeting of shareholders (the “Annual Meeting”). Shareholders of record at the close of business on March 18, 2022 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 20,858,398 shares of common stock outstanding and entitled to vote. A quorum consisting of 11,381,615 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The Company’s shareholders voted on and approved one proposal at the Annual Meeting. The final voting results from the Annual Meeting were as follows:

Proposal 1 – Election of Two Class II Directors

The following individuals, constituting all the director nominees named in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2022, were elected to serve as Class II directors of the Company until the 2025 annual meeting of shareholders and until their respective successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Director	Votes For	Votes Withheld
Reena Aggarwal	11,381,615	0
James Ritchie	11,381,615	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Direct Lending Corp.

Date: May 19, 2022	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President